Exhibit 10.1

SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

This sixth AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of January 1, 2023 (the “Effective Date”), by and between Chris Chapman, M.D. (“Employee”) and MyMD Pharmaceuticals, Inc. (the “Company”), for the purpose of amending that certain Employment Agreement, dated as of November 1, 2020, and as amended on December 18, 2020, January 8, 2021, February 10, 2021, November 24, 2021, and August 30, 2022 by and between Employee and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 16 of the Agreement provides that no waiver or modification of any provision of the Agreement will be enforceable unless it is agreed to in writing by the party against which enforcement would be sought; and

WHEREAS, the Parties mutually desire to modify certain provisions that would otherwise apply to base salary payable to Employee pursuant to the Agreement.

NOW, THEREFORE, pursuant to Section 16 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

Exhibit A to the Agreement is hereby deleted and replaced with Exhibit A appended hereto.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

EMPLOYEE:

/s/ Chris Chapman, M.D.
Chris Chapman, M.D.

THE COMPANY:

By:	/s/ Paul M. Rivard
Name:	Paul M. Rivard
Title:	Executive Vice President

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EXHIBIT “A”

Base Salary

Employee’s Base Salary shall be three hundred ten thousand dollars ($310,000) per annum paid in biweekly increments.

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